UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007 (May 30, 2007)

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

397 N. Sam Houston Parkway E., Suite 300, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (281) 999-9091

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Beginning on May 31, 2007, Jefferies Randall & Dewey, a division of Jefferies & Company, Inc., on behalf of, and as financial advisor to, Transmeridian Exploration Incorporated (the “Company”), will provide an Opportunity Summary, in substantially the form attached hereto as Exhibit 99.1 (which exhibit is incorporated herein by reference), to selected parties in connection with the Company’s pursuit of sale or similar options with respect to its South Alibek Field in Western Kazakhstan.

This Current Report on Form 8-K (including Exhibit 99.1 hereto) is being furnished only for informational purposes and for purposes of compliance with Regulation FD, and is not intended to, and shall not be deemed to, constitute an offer to sell or the solicitation of an offer to buy any securities of the Company in any jurisdiction. The information set forth under this Item 7.01, as well as Exhibit 99.1 hereto and the information set forth therein, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, except as may be set forth with respect thereto in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Excerpt from the Opportunity Summary to be provided to selected parties beginning on May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date: May 31, 2007	By:	/s/ Nicolas J. Evanoff
	Name:	Nicolas J. Evanoff
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Excerpt from the Opportunity Summary to be provided to selected parties beginning on May 31, 2007